Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated February 15, 2018, relating to the consolidated 2017 financial statements of Tucson Electric Power Company appearing in the Annual Report on Form 10-K/A of Tucson Electric Power Company for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

November 8, 2018